Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:        John Hulbert, Investors, (612) 761-6627

Eric Hausman, Financial Media, (612) 761-2054

Target Media Hotline, (612) 696-3400

Target Corporation Announces Initial Results of Pending Tender Offers

MINNEAPOLIS (June 30, 2014) — Target Corporation (“Target”) (NYSE: TGT) today announced the early tender results for its previously announced tender offers (the “Tender Offers”) to purchase for cash up to the Maximum Payment Amount (as defined below) of its notes or debentures listed in the table below (collectively, the “Notes” and each a “series” of Notes).  In addition, Target has determined that the financing condition described in the Tender Offer Documents (as defined below) has been satisfied.  All other terms of the Tender Offers, as previously announced, remain unchanged.  The Tender Offers are being made solely pursuant to the offer to purchase and related letter of transmittal, each dated June 17, 2014 (as they may be amended or supplemented, the “Tender Offer Documents”).  Target refers investors to the Tender Offer Documents for the complete terms of the Tender Offers.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on June 30, 2014 (the “Early Tender Date”), $1,367,233,000 aggregate principal amount of Notes had been validly tendered and not validly withdrawn.  Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on June 30, 2014.  The table below sets forth the aggregate principal amount and percentage of Notes validly tendered and not validly withdrawn by the Early Tender Date.  The final results of the Tender Offers will not be available until after the Tender Offers expire at 11:59 p.m., New York City time, on July 15, 2014, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”).

Up to $1,000,000,000 Aggregate Purchase Price of the Outstanding Notes Listed Below

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
7.000% Notes due 2038	87612EAU0	$1,489,254,000	1	+95 bps	3.625% due February 15, 2044	FIT1	$618,761,000	41.55%
6.500% Notes due 2037	87612EAR7	$1,250,000,000	2	+95 bps	3.625% due February 15, 2044	FIT1	$565,934,000	45.27%
6.35% Debentures due 2032	87612EAK2	$550,000,000	3	+75 bps	3.625% due February 15, 2044	FIT1	$141,579,000	25.74%

– more –

Target Announces Initial Results of Pending Tender Offers – Page 2 of 4

7.00% Debentures due 2031	87612EAF3	$218,332,000	4	+75 bps	3.625% due February 15, 2044	FIT1	$2,770,000	1.27%
6.65% Debentures due 2028	239753DL7	$115,827,000	5	+140 bps	2.500% due May 15, 2024	FIT1	$23,666,000	20.43%
6.75% Debentures due 2028	239753DJ2	$135,479,000	6	+135 bps	2.500% due May 15, 2024	FIT1	$14,523,000	10.72%

(1)                   Per $1,000 principal amount of Notes.

The Tender Offers are for up to the “Maximum Payment Amount,” which is $1,000,000,000.  The Total Consideration and Late Tender Offer Consideration (each, as defined below) paid in connection with the Tender Offers will not exceed the Maximum Payment Amount.  Because the aggregate consideration payable for validly tendered Notes already exceeds the Maximum Payment Amount, the Notes will be purchased in accordance with the acceptance priority levels set forth in the table above and will be subject to proration as described in the Tender Offer Documents.  Target currently expects to accept for purchase 100% of the Notes validly accepted and not validly withdrawn for the series listed in the table above at Acceptance Priority Level 1 and to accept Notes validly tendered and not validly withdrawn for the series listed in the table above at Acceptance Priority Level 2 on a pro rata basis.  The principal amount of each series listed in the table above at Acceptance Priority Levels 1 and 2 that are ultimately accepted for purchase will depend upon whether holders tender additional Notes after the Early Tender Date and upon the determination of the Total Consideration (as defined below) on July 1, 2014 (the “Price Determination Date”).  Target does not expect to accept for purchase any of the Notes for the series listed above at Acceptance Priority Levels 3 through 6.  The Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Tender Offer Documents.

The “Total Consideration” will be determined in the manner described in the Tender Offer Documents at 2:00 p.m., New York City time, on the Price Determination Date, unless extended or earlier terminated.  Holders of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date are eligible to receive the Total Consideration for any such Notes accepted for purchase.  Holders of Notes who validly tender their Notes after the Early Tender Date but at or prior to the Expiration Date will be eligible only to receive an amount equal to the Total Consideration minus $30 (the “Late Tender Offer Consideration”) for any such Notes accepted for purchase.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date Target makes payment in same-day funds for such Notes, which date is anticipated to be July 16, 2014.

Target Announces Initial Results of Pending Tender Offers – Page 3 of 4

Information Relating to the Tender Offers

Barclays Capital Inc., BofA Merrill Lynch and Citigroup Global Markets Inc. are the dealer managers for the Tender Offers.  Investors with questions regarding the Tender Offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).  Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (866) 807-2200 (toll-free) or (212) 430-3774 (collect).

None of Target or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee is making any recommendation as to whether holders should tender any Notes in response to any of the Tender Offers, and neither Target nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes.  The full details of the Tender Offers for the Notes, including complete instructions on how to tender Notes, are included in the Tender Offer Documents.  Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Tender Offers, by calling toll-free at (866) 807-2200 (bankers and brokers can call collect at (212) 430-3774).  Holders are urged to carefully read these materials prior to making any decisions with respect to the Tender Offers.

About Target

Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,916 stores—1,789 in the United States and 127 in Canada—and at Target.com.  Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week.  For more information about Target’s commitment to corporate responsibility, visit target.com/corporateresponsibility.

Target Announces Initial Results of Pending Tender Offers – Page 4 of 4

For more information, visit Target.com/Pressroom.

# # #